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                                                                     EXHIBIT 8.1

                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

                                                                  April 19, 1999

Whitman Corporation
3501 Algonquin Road
Rolling Meadows, Illinois 60008

Ladies/Gentlemen:

     Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of Heartland Territories Holdings, Inc., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of PepsiCo, Inc., a North Carolina corporation, relating to the merger (the "Merger") of Whitman Corporation, a Delaware corporation ("Whitman"), with and into Merger Sub.

     Our opinion, subject to the limitations set forth therein, concerning the United States federal income tax consequences of the Merger under currently applicable law is set forth in the discussion under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" in the Registration Statement. Any capitalized term used and not defined herein shall have the meaning given to it in the Proxy Statement/Prospectus contained within the Registration Statement, or the appendices thereto.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to us in the Proxy Statement/Prospectus under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     This opinion relates solely to certain federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. Furthermore, no opinion is expressed as to the federal income tax consequences of the Merger to any Whitman shareholder who is not a United States citizen or resident or domestic corporation.

     We are furnishing this opinion to you in connection with the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                          Very truly yours,

                                          WACHTELL, LIPTON, ROSEN & KATZ